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                                Exhibit (a)(1)(D)

                                     Example
                               Confirmation Letter


Name:
Date:

Listed below is the original grant detail for those options that you have successfully elected to participate in the Stock Option Exchange Program. These options have been cancelled as of May 15, 2003 and the associated Replacement Options will be issued on December 3, 2003, or a later date if the Offer is extended.

----------------------------------------------------------------------------- ---------------------------
       INFORMATION ON OPTIONS TO BE CANCELLED AS PART OF THE PROGRAM            Number of Replacement
                                                                                 Options to be Issued
----------------------------------------------------------------------------- ---------------------------
       Grant Date           Exercise Price (U.S. $)    Number of Underlying
                                                              Options
------------------------- ------------------------- ------------------------- ---------------------------

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